SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(A) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

              [X]    Preliminary Proxy Statement
              [ ]    Confidential, for Use of the Commission
                     Only (as permitted by Rule 14a-6(e)(2))
              [ ]    Definitive Proxy Statement
              [ ]    Definitive Additional Materials
              [ ]    Soliciting Material Pursuant to ss.240.14a-12



                              THERMODYNETICS, INC.
                              --------------------
                (Name of Registrant as Specified In Its Charter)


          ------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)    Proposed maximum aggregate value of transaction:

(5)    Total fee paid:

       [ ]    Fee paid previously with preliminary materials:

       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)    Amount Previously Paid:___________________________________________

       (2)    Form, Schedule or Registration Statement No.:_____________________

       (3)    Filing Party:_____________________________________________________

       (4)    Date Filed:_______________________________________________________

[Thermodynetics logo]


                    ----------------------------------------

                              THERMODYNETICS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    ----------------------------------------

                                NOVEMBER 9, 2004

       The Annual Meeting of Stockholders of Thermodynetics, Inc. (the "COMPANY") for the fiscal year ended March 31, 2004 will be held at the Company's principal offices at 651 Day Hill Road, Windsor, Connecticut 06095 on Tuesday, November 9, 2004 at 9:30 A.M. (EST) for the purpose of considering and acting upon the following matters:

              1.     Election of five (5) directors (Proposal One).

              2.     To  approve  the grant of  discretionary  authority  to the
       Board of Directors (i) to amend the Company's certificate of incorporation to effect a reverse stock split of the Common Stock at a ratio of one-for-five (1:5) of 5 Old Shares for 1 New Share, maintain the same amount of authorized Common Stock at 25 million shares, maintain the same par value of $.01 per share, and determine the effective date of the reverse stock split or (ii) to determine not to proceed with the reverse stock split (Proposal Two).

              3. Such other business as may properly come before the meeting or any adjournments thereof.

       Pursuant to the provisions of the By-Laws, the Board of Directors has fixed the close of business on September 14, 2004 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the meeting or any adjournment thereof.

       Stockholders who do not expect to be present in person at the meeting are urged to date and sign the enclosed proxy and promptly mail it in the accompanying postage-paid envelope. A prompt response will avoid the cost to the Company of additional mailings of proxy solicitations.

                                         By Order of the Board of Directors

                                         THERMODYNETICS, INC.


                                         Robert A. Lerman
                                           PRESIDENT & CEO

September _______ , 2004
Windsor, Connecticut 06095

       PLEASE COMPLETE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING BUT WILL, HOWEVER, HELP TO ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

[Thermodynetics logo]





                    ----------------------------------------

                              THERMODYNETICS, INC.

                                 PROXY STATEMENT

                    ----------------------------------------




       This Proxy Statement is first being mailed to Stockholders on or about September ______ , 2004 in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Stockholders of Thermodynetics, Inc., a Delaware corporation (the "COMPANY"), to be held on Tuesday, November 9, 2004 at the Company's principal offices at 651 Day Hill Road, Windsor, Connecticut 06095 at 9:30 A.M. (EST), and any adjournments thereof.

       Accompanying this Proxy Statement is a Notice of Annual Meeting of Stockholders, a form of Proxy for such meeting and the Company's Annual Report for the fiscal year ended March 31, 2004 including financial statements with respect to such year. All proxies which are properly filled in, signed and returned to the Company in time will be voted in accordance with the instructions thereon. Such proxies may be revoked by any stockholder prior to the exercise thereof and stockholders who are present at the meeting may withdraw their proxies and vote in person if they so desire. The Board of Directors has fixed the close of business on September 14, 2004 as the record date for the determination of stockholders who are entitled to notice of, and to vote at the meeting or any adjournment thereof. If no selections are made, the proxies will be voted FOR the candidates nominated by the Board of Directors, and FOR the grant of authority to the Board of Directors to implement a reverse split.

       The expense of preparing, assembling, printing and mailing the form of proxy and the material used in solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees (who will receive no additional compensation therefore) to solicit proxies personally, and by telephone and other communication mediums. The Company has requested banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies and may reimburse such persons for their services in doing so.

       VOTE REQUIRED, PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT - The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the meeting.

       As of the record date, the Company had 19,713,582 shares of its Common Stock issued and outstanding, the holders of which are entitled to one vote per share.

       Voting Shares represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting:

Thermodynetics, Inc.             Proxy Statement                          Page 2



              1. The affirmative vote of a majority of the votes cast by the holders of Common Stock present in person or by proxy at the meeting is required for the election of directors (Proposal One); the five nominees for Director receiving the largest number of votes cast at the meeting will be elected; and

              2. The affirmative vote of the holders of a majority of the issued and outstanding Common Stock is required to approve the grant of discretionary authority to the Board of Directors (i) to amend the Company's certificate of incorporation to effect a reverse stock split of the Common Stock at a ratio of one-for-five (1:5) of 5 Old Shares for 1 New Share, maintain the same amount of authorized Common Stock at 25 million shares, maintain the same par value of $.01 per share, and determine the effective date of the reverse stock split, or (ii) to determine not to proceed with the reverse stock split (Proposal Two).

       An abstaining vote counts towards establishing a quorum, but its effect on the actual vote counts differs depending on the subject matter of the vote. In the election of directors, an abstaining vote is not counted and therefore has no effect on the election. In a vote on the other proposals to be considered at the meeting, however, an abstaining vote has the effect of a vote against the proposal.

       A broker non-vote counts towards establishing a quorum. In the proposals for the election of directors, broker non-votes are not included in the tabulation of the voting results and therefore do not affect the outcome of the vote. For purposes of the affirmative vote of a majority of the Voting Shares necessary to approve the amendment to the Company's Certificate of Incorporation to effect a reverse stock split and the related grant of discretionary authority to the Board of Directors to implement the reverse stock split, a broker non-vote has the effect of a vote against the proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

       The holders of shares of Common Stock of the Company do not have cumulative voting rights which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and in such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

       Holders of an aggregate of 19,713,582 shares of the Company's Common Stock are entitled to notice of and to vote at the Annual Meeting of Stockholders. The Company's officers and directors, if they elect to vote as a group, have the right to vote an aggregate 9,550,009 shares representing forty-eight and four-tenths of one percent (48.4%), and together with four directors serving as trustees of the Company's 401(k) plan have the right to vote an aggregate 11,296,893 shares representing fifty-seven and three-tenths of one percent (57.3%), of all shares which are outstanding and entitled to be voted, have stated their intentions to vote their shares FOR Proposal One and FOR Proposal Two.


                       ACTIONS TO BE TAKEN AT THE MEETING
                              ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

       This first proposal before the stockholders at the Annual Meeting is election of is the election of five directors to the Company's Board of Directors. Directors hold office for a term of one year and shall serve until his successor is elected and is qualified. The shares represented by proxies will be voted in favor of the election of the nominees named below as directors. Authority to vote for the election of directors shall be deemed granted by proxy unless specifically withheld. The Board of Directors has no reason to believe that any of the nominees for the office of director will not be available for election as a director. However, should any of them become unwilling or unable to serve as a director, it is intended that the individuals named in the enclosed proxy may vote for the election of such other person as the Board of Directors may recommend.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE NOMINEES.

Thermodynetics, Inc.             Proxy Statement                          Page 3



NOMINEES FOR ELECTION AS DIRECTORS

                                                                      Officer or
Nominee                 Born     Position                             Director
--------                ----     --------                             ---------
SINCE
-----
John F. Ferraro         1934     Chairman of the Board and Secretary      1979
Robert A. Lerman        1935     President, Chief Executive Officer
                                 and Director                             1979
Anthony C. Mirabella    1940     Director                                 1985
John J. Hughes          1926     Director                                 2003
Fred H. Samuelson       1931     Director                                 2003

EXECUTIVE OFFICERS WHO ARE NOT NOMINEES:
Robert I. Lieberman     1954     Treasurer and Chief Financial Officer    1986


PRINCIPAL OCCUPATIONS OF DIRECTORS AND NOMINEES DURING THE PAST FIVE YEARS

              JOHN F. FERRARO holds the degree of Bachelor of Science in Industrial Engineering, New York University (1962). In 1979, Mr. Ferraro was elected Secretary and a Director of the Company. Since 1981, Mr. Ferraro has been Chairman of the Board of the Company. In 1997, Mr. Ferraro became Secretary and a Director of Pioneer Ventures Corp. and a manager of Ventures Management Partners LLC ("VMP"), the general partner of a partnership formed for the purpose of providing venture capital financing to other companies. Mr. Ferraro served as a director of American Interactive Media, Inc. from 1998 through 2004, and as a director of America's Shopping Mall, Inc. from 1999 through 2004, at which point he resigned from such companies. Mr. Ferraro served as a director of Fidelity First Financial Corp. in 1998, and later in 2000 through May 14, 2003, the date of his resignation. Mr. Ferraro was appointed a Director of Initio, Inc. in 2003. See Item "Certain Transactions".

              ROBERT A. LERMAN holds the degrees of Bachelor of Mechanical Engineering, College of the City of New York (1957), Master of Science in
Mathematics,  Adelphi  College  (1961),  and  Master of  Science  in  Electrical
Engineering, University of Connecticut (1964). In 1979, Mr. Lerman was elected Treasurer and a Director, in 1980 President of the Company and was appointed Chief Executive Officer in 2002. Mr. Lerman co-authored the text book, NONLINEAR SYSTEMS DYNAMICS, which was published in 1992 by Van Nostrand Reinhold, New York, New York. In 1997, Mr. Lerman became President and a Director of PVC and a manager of VMP. In 1998, Mr. Lerman became a director of Initio, Inc., Tristar Corporation, and Energy Brands, Inc.; Mr. Lerman resigned his position as a director of Tristar and Energy Brands in 2002, and from Initio in 2003. In 2002 he became a director of 4uDr, Inc. Mr. Lerman also serves as a consultant to other companies none of which are competitive with the Company. See Item "Certain Transactions".

              ANTHONY C.  MIRABELLA  holds the degrees of Bachelor of Mechanical
Engineering, Stevens Institute of Technology (1962) and Master in Business Administration, Western New England College (1969). He was elected a Director of the Company in 1985. Mr. Mirabella was employed by Connecticut Natural Gas Corporation from 1971 to 2000, and last served as a Senior Vice President of said concern, responsible for the Energy Network, Inc. and its district heating and cooling operations. Mr. Mirabella, since 2003, has been providing engineering consulting services to the district heating and cooling industry in Nashville, Tennessee.

              JOHN J. HUGHES was appointed a Director of the Company in March, 2003. Mr. Hughes was the founder, and served from 1970 through 1990 as the president and chief executive officer of East Windsor Metal Fabricating Inc.; Mr. Hughes continues to provide services on a consulting basis to that company.

              FRED H. SAMUELSON was appointed a Director of the Company in March, 2003. Mr. Samuelson holds the degree of Bachelor of Science of Mechanical Engineering, University of Connecticut (1954); and completed a portion of the masters curriculum. Mr. Samuelson was the founder, and served from 1982 through 2001 as the president of Samuelson Engineering Inc., a cutting tools supplier and mechanical components design consultant.

       EXECUTIVE OFFICERS WHO ARE NOT NOMINEES FOR DIRECTOR

              ROBERT I. LIEBERMAN is a certified public accountant. He holds the degree of Bachelor of Science in

Thermodynetics, Inc.             Proxy Statement                          Page 4



Accounting  and Business  Administration  from the State  University of New York
(1975). Mr. Lieberman joined the Company as corporate controller in 1986, in 1987 was elected Controller and Chief Financial Officer, and in 1992 was elected Treasurer. In 1995 Mr. Lieberman was elected President of Turbotec Products, Inc., and in 2003 he was elected President of Vulcan Industries, Inc., the Company's two principal operating subsidiaries.


CORPORATE GOVERNANCE:  BOARD AND COMMITTEES

       During the fiscal year ended March 31, 2004 the Company's Board of Directors held a total of four (4) meetings, and each of the directors attended at least 75% of the meetings held while a director.

       NOMINATING COMMITTEE: The five members of the Board of Directors of the Company perform the functions of a nominating committee. The principal responsibilities of the Nominating/Corporate Governance committee are (a) to make recommendations on the size and composition of the board, (b) to establish criteria for board membership and review and recommend potential candidates to the full board of directors, and (c) to develop and recommend corporate governance principles. The Nominating/Corporate Governance committee was formed in 2004 and did not meet in fiscal year ended March 31, 2004. The Nominating/Corporate Governance Committee does not have a charter.

       While the Board of Directors has delegated the selection and initial evaluation of potential directors to the Nominating/Corporate Governance Committee, the Board retains final approval of all nominations. It is the Board's desire and intention to select people who offer a variety of backgrounds, experiences, cultures and skills and who will bring individual talents or contribute to the needs of the Board and the Company. It is also the Board's objective to select for nomination candidates who are able to work in a collaborative and collegial fashion with other directors and senior management, in a manner consistent with the current operating practices of the Board. The nominating committee did not prepare a report to or for the stockholders.

       COMPENSATION COMMITTEE: The compensation committee consists of the three non-employee members of the Board of Directorssaid of the Company, John J. Hughes, Anthony C. Mirabella, and Fred H. Samuelson. The principal responsibilities of the Compensation Committee are (a) to make recommendations with respect to executive officer and senior management compensation and incentive compensation programs; (b) to administer the Company's incentive plans, subject to limitations set forth therein; and (c) to review management development and succession programs. The Compensation Committee met once during fiscal year ended March 31, 2004. The Compensation Committee does not have a charter. The Compensation Committee did not prepare a report to or for the stockholders.

       NO AUDIT COMMITTEE: The Company does not have an audit committee. The board of directors performs the primary responsibilities of an audit committee; no member of the board of directors is a financial expert.

INDEPENDENCE OF DIRECTORS

       The Board believes Messrs. Hughes, Mirabella and Samuelson qualify as "independent directors".

COMMUNICATION WITH DIRECTORS

       Stockholders wishing to communicate with the non-management directors of the Company should send their correspondence to: Board of Directors, Thermodynetics, Inc., 651 Day Hill Road, Windsor, CT 06095. Stockholders can also communicate to individual Board members at the same address.

STOCK OWNERSHIP OF DIRECTORS, OFFICERS AND 5% BENEFICIAL OWNERS

       The following table sets forth, as of the record date, the number of shares of the Company's Common Stock owned beneficially to the knowledge of the Company, by each beneficial owner of more than 5% of such Common Stock, by each director, and by all officers and directors of the Company as a group.

Thermodynetics, Inc.             Proxy Statement                          Page 5



Name and Address(1)                Amount and Nature                 Percent of
of Beneficial Owner                of Beneficial Ownership           Class Owned
-------------------                -----------------------           -----------

Directors and Officers
----------------------

Robert A. Lerman                    5,378,266        shs (2)         27.3%
John F. Ferraro                     4,093,332        shs (3)         20.8%
Anthony C. Mirabella                  291,790        shs (4)          1.5%
John J. Hughes                         50,000        shs (4)          0.3%
Fred H. Samuelson                      50,000        shs (4)          0.3%
Robert I. Lieberman                   277,739        shs (5)          1.4%

All officers and                   10,141,127        shs (6)         51.4%
directors as a group
(six persons)

Other 5% Shareholders
---------------------

Thermodynetics, Inc. 401(k)         1,746,844        shs (7)          8.8%
Retirement Savings Plan

TOTAL
All officers and                   11,574,778        shs (8)         58.7%
directors as a group
(six persons) and 401(k) Plan


----------
(1) The address of all officers and directors is c/o the Company, 651 Day Hill Road, Windsor, CT 06095.

(2) Includes 191,124 shares held for Mr. Lerman in trust under the Company's 401(k) Plan; includes 244,525 shares held by the spouse of Mr. Lerman; excludes the aggregate 1,746,844 shares held in trust by the trustees of the 401(k) Plan for all of the participating employees. Includes 600,000 shares beneficially owned, but subject to a vesting release schedule of 300,000 of such bonus shares to be delivered on April 1, 2005, and on July 31, 2005; see "FEBRUARY 20, 2004 STOCK BONUSES".

(3) Includes 105,170 shares held for Mr. Ferraro in trust under the Company's 401(k) Plan; includes 33,360 shares held by the spouse of Mr. Ferraro.

(4) Excludes the aggregate 1,746,844 shares held in trust by the trustees of the 401(k) Plan for all of the participating employees.

(5) Includes 16,939 shares held in trust under the Company's 401(k) Plan. Includes 100,000 shares beneficially owned, but subject to a vesting release schedule of 50,000 of such bonus shares to be delivered on April 1, 2005, and on July 31, 2005; see "FEBRUARY 20, 2004 STOCK BONUSES".

(6) Includes an aggregate 313,233 shares held in trust under the Company's 401(k) Plan for each respective officer's account; excludes the aggregate 1,746,844 shares held in trust by the trustees of the 401(k) Plan for all of the participating employees. Includes 244,525 shares held by the spouse of Mr. Lerman, and 33,360 shares held by the spouse of Mr. Ferraro.

(7) Includes all shares held in trust by the trustees of the 401(k) Plan for all of the participating employees.

(8)    See Notes (2), (3) and (7).


REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

       The following table sets forth on an accrual basis for the three most recent fiscal years, the remuneration of each of the Company's executive officers whose remuneration exceeded $100,000 and for all officers of the Company as a group.

Thermodynetics, Inc.             Proxy Statement                          Page 6



                           SUMMARY COMPENSATION TABLE

                                                       Long-Term Compensation
                                                   ----------------------------
                                     Annual                        Pay-   Other
                                  Compensation      Awards         outs  Company
                              -------------------- -----------------------------
                                           Other             Op-   LTIP   401(K)
Name/position          Fiscal   Salary/    Compen-  Stock   tions/ Pay-   Con-
                        Year     Bonus     sation   Awards   SARS  outs   Trib.
                       ------ ----------- -------- -------- ----- ----- --------
ROBERT A. LERMAN(1)     2004  $292,212     $4,036  $60,300  0 shs   $0    $2,855
President, CEO          2003  $281,750(2)  $3,612  $ 2,500  0 shs   $0    $1,927
& Director              2002  $193,113(2)  $3,612  $ 9,741  0 shs   $0    $  967

JOHN F. FERRARO (1)     2004  $212,317     $2,880  $ 1,750  0 shs   $0    $1,077
Chairman of the Board,  2003  $231,249(2)  $3,118  $ 2,500  0 shs   $0    $  825
Secretary & Director    2002  $193,113(2)  $3,575  $ 9,741  0 shs   $0    $  837

ROBERT I. LIEBERMAN(3)  2004  $159,365     $7,731  $ 6,481  0 shs   $0    $    0
Treasurer and CFO &     2003  $161,732     $7,263  $ 2,500  0 shs   $0    $    0
President of Turbotec   2002  $131,819     $7,238  $     0  0 shs   $0    $    0
& Vulcan


----------
(1)    See "Employment and Other Compensatory Arrangements".

(2) In 2004, 2003, and 2002, Mr. Lerman received cash bonuses of $110,000, $75,000, and $25,000, respectively. In 2004, 2003, and 2002, Mr. Ferraro received cash bonuses of $35,000, $25,000, and $25,000, respectively.

(3) Mr. Lieberman entered into a five year employment contract with the Company's primary operating subsidiary effective April 1, 1996 which has been renewed on a year-to-year basis. The contract provides for a base salary and bonus pay based on performance targets established by the board of directors. The employment contract requires the Company to provide certain other benefits including life and disability insurance, subject to a maximum cost per year. The contract provides termination for "cause" immediately or by the employee on 90 days prior written notice. The contract also provides for termination by the Company in which event the employee would be paid termination compensation for 180 days.

       ------------------------

EMPLOYMENT AND OTHER COMPENSATORY ARRANGEMENTS

       For the fiscal year ending March 31, 2005, the Company anticipates paying aggregate direct remuneration (based on current salaries and anticipated bonuses) of approximately $650,000 to all officers as a group (three persons) of which Messrs. Lerman and Ferraro will each be paid approximately $220,000, Mr. Lieberman will be paid approximately $160,000.

       Messrs. Lerman and Ferraro each entered into five-year employment contracts with the Company effective April 1, 2004. Each employment contract provides for a basic annual salary of $180,000 with an annual increase at April 1st of each subsequent year based on increases in the Consumer Price Index for all Urban Consumers for the New York, New Jersey, and Connecticut Region. Each employment contract requires the Company to provide medical insurance coverage for the employee as well as $50,000 of group term insurance, and $65,000 annual expense reimbursement of additional insurance of each employee's selection. During the fiscal year ended March 31, 2004, the Company paid $98,233 in net premiums on the two life insurance policies. In July 2003, the Company cashed-in and terminated two insurance policies receiving approximately $635,000; the net receivable of $102,875 due the Company from the policies was written-off. In addition, each employment contract contained a provision providing that in the event of disability, the employee will receive disability payments equal to the annual salary of the employee for five years (with proportional reductions in the event of partial disability); and $6,500 per year for tax planning services. The contract may be terminated by the employee on 120 days prior written notice. The contract may also be terminated by the Company in which event the employee will be paid termination compensation equal to each employee's then current salary for five years; in the event there is a change in control of the Company and the employee is terminated, the employee shall receive twice the amount of termination compensation which would otherwise be due. Further, the employee may opt to terminate the employment contract and shall be paid a lump-sum equal to 12 months' basic salary.

COMPENSATION OF DIRECTORS

       During the fiscal year ended March 31, 2004, aggregate directors' fees of $16,500 and stock bonus awards of 75,000 shares valued at an aggregate of $5,002, were paid to the Company's three independent directors who are not officers or employees. It is anticipated that such directors will be paid an aggregate of approximately $14,000 in

Thermodynetics, Inc.             Proxy Statement                          Page 7



directors' fees in the fiscal year ending March 31, 2005. Two non-employee directors have provided separate consulting services to the Company at certain per diem rates and amounts earned have not been material to date.

       It is the general policy of the Board that compensation for independent directors should be a mix of cash and equity-based compensation. Employee directors are not paid for service as directors in addition to their regular employee compensation.

       In fiscal year ended March 31, 2004, each independent director was paid $3,000 plus a fee of $500 per each meeting of the Board of Directors or a committee of the Board of Directors that they attended. In addition, independent directors received out-of-pocket expenses for each regular meeting of the Board of Directors attended, either in person or telephonically.

INCENTIVE STOCK OPTIONS

              2002 INCENTIVE STOCK OPTION PLAN - On October 22, 2002, the Company's stockholders approved the adoption of the Company's 2002 Incentive Stock Option Plan (the "2002 ISO PLAN") reserving 500,000 shares of the Company's Common Stock for issuance pursuant to incentive stock options qualified under the U.S. Internal Revenue Code of 1986 which may be granted under the 2002 ISO Plan at exercise prices at least equal to 100% of the fair market value of the Common Stock on the date of the effective date of the grant of the option. The 2002 ISO Plan will expire on July 31, 2012.

       At September 2, 2004 no ISOs under the 2002 ISO Plan were outstanding. No options under the 2002 ISO Plan were granted in fiscal year ended March 31, 2004.

NON-QUALIFIED STOCK INCENTIVE PLAN

              2002 NON-QUALIFIED STOCK INCENTIVE PLAN - On October 22, 2002, the Company's stockholders approved the adoption of the Company's 2002 Non-Qualified Stock Incentive Plan ("2002 NQ PLAN") reserving 500,000 shares of the Company's Common Stock for issuance pursuant to the 2002 NQ Plan in the form of stock options, stock bonus, or stock appreciation rights ("SAR"). The purchase price for the exercise of shares subject to any option shall not be less than 33.33% of the fair market value ("FMV") of the shares of common stock of the Company on the effective date of the option and in no event shall be less than the par value of the common stock; the value of the shares subject to any bonus shall be equal in value to a fixed dollar amount and such value shall not be less than 33.33% of the FMV of the shares of common stock of the Company on the effective date of the bonus and in no event shall be less than the par value of the common stock; the value of an SAR award of stock is equal to or less than (as the Board may determine) the excess of the FMV of one share of stock on the date of the exercise of the SAR less the FMV of one share of stock on the effective date of the award, the result of which is multiplied by the number of shares with respect to which the SAR shall have been exercised. The NQ Plan will expire on December 31, 2012.

       At September 2, 2004 no stock incentives under the 2002 NQ Plan were outstanding. No options under the 2002 NQ Plan were granted in fiscal year ended March 31, 2004.

       OPTION GRANTS IN LAST FISCAL YEAR. No options were granted in the last fiscal year.

AGGREGATED EXERCISES

       AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR END OPTION/SAR VALUES - No options were exercised during fiscal year ended March 31, 2004 to purchase common stock of the Company. No options were outstanding at the record date. The aggregated option exercise values at fiscal year-end held by the executive officers equals zero.

STOCK BONUSES

       JANUARY 14, 2004 STOCK BONUSES - On October 30, 2003 the Company's Board of Directors approved the award of an aggregate of 100,000 shares ("JAN-04 STOCK BONUS") effective January 14, 2004. The bonuses were

Thermodynetics, Inc.             Proxy Statement                          Page 8



valued at a price per share of $0.0667 which equaled one-third of the closing price in the over-the-counter market on October 30, 2003. Of the total 100,000 shares, the three independent directors and one officer/director of the Company were issued 25,000 shares each.

       FEBRUARY 20, 2004 STOCK BONUSES - On October 30, 2003 the Company's Board of Directors approved the award of an aggregate of 1,050,000 shares ("FEB-04 STOCK BONUS") effective February 20, 2004. The bonuses were valued at a price per share of $0.0667 which equaled one-third of the closing price in the over-the-counter market on the valuation date of October 31, 2003. Of the total 1,050,000 shares, one officer/director and one officer of the Company were issued 900,000 shares and 150,000 shares respectively. Such shares are beneficially owned by the grantees, but are subject to a vesting release schedule of one-third of the bonus shares to be delivered on April 1, 2004, April 1, 2005, and July 31, 2005. The 350,000 shares which vested in 2004 have been issued and distributed.

       The compensation values of the stock bonuses received by the named executive officers and directors of the Company during the last three fiscal years are reflected in the Summary Compensation Table at the column labeled "Restricted Stock Awards".

EMPLOYEE RETIREMENT SAVINGS PLAN

The Company has determined its matching contributions to the Thermodynetics, Inc. 401(k) Retirement Savings Plan (the "401(K) PLAN") for the plan year ending December 31, 2003 will equal a maximum of 300,000 shares of the Company's common stock, provided that the value of such grant does not exceed $30,000 at a one-third valuation of the market price. See Note 18 of Notes to Consolidated Financial Statements. The assets of the 401(k) Plan are held in trust for the exclusive benefit of the participants by the trustees of the Plan, Messrs. Mirabella, Hughes, Samuelson, and Lerman as the trustees.

       The compensation value of the 401(k) participation received by the below listed officers and directors is reflected in the Summary Compensation Table at the column labeled "Company 401(k) Contribution" at Item 10(a) hereof. The following table sets forth the number of shares of Common Stock contributed to the below referenced persons or groups of persons during the 401(k) Plan year ended December 31, 2003, Column (1), and for all years from inception of the Plan through Plan year ended December 31, 2003, Column (2).

                                             Shares Contributed by the Company
Name                                         and Held in Trust Under 401(K) Plan
----------------------------------------     -----------------------------------
Officers and Directors                           Column (1)        Column (2)
----------------------                           ----------        ----------
                                                                   (Aggregate)
Robert A. Lerman(z)                                39,116            191,124
John F. Ferraro                                    14,751            105,190
Robert I. Lieberman                                   -0-             16,939
Anthony C. Mirabella(z)                               -0-                -0-
John J. Hughes(z)                                     -0-                -0-
Fred H. Samuelson(z)                                  -0-                -0-

All officers and directors as a group(z)           53,867            313,233
  (6 persons)

Total Matching Contribution                       292,404          1,746,884
to all employees (35 persons)

----------
(z) Trustees of the 401(k) Plan. Excludes the aggregate shares held in trust by the trustees of the 401(k) Plan for all participating employees.

Thermodynetics, Inc.             Proxy Statement                          Page 9



OTHER PLANS

       The Company does not have any pension or similar plan. See footnotes (1) and (4) to the cash compensation table as to the Company's employment contracts with Messrs. Lerman, Ferraro and Lieberman containing disability and termination payment provisions.

CERTAIN RIGHTS TO PROCEEDS

       The Company had certain rights to the proceeds to be received upon the sale of 656,334 shares owned by two of the Company's directors, Messrs. Lerman and Ferraro, which they had received pursuant to 1984 stock subscription agreements, as amended in 1988, 1994, and 2002. Upon the sale of any of these shares, the selling director were to pay directly to the Company at the time of receipt of the net proceeds of such sale, an amount equal to (i) such net sales proceeds (up to a maximum of $0.40 per share) less (ii) the purchase price paid by the subscriber for each share sold (approximately $0.21 per-share). The Company held no other rights with respect to such shares. On October 22, 2002 the board amended these rights to expire and terminate on January 1, 2004, provided such directors did not sell any shares bearing such proceeds rights through December 31, 2003. No such sales occurred, and such rights expired.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       At the fiscal year end and through the date hereof, the Company had not received any reports from any director, officer or principal shareholder which indicated on the report, or by calculation based on the transaction and receipt dates, or is not otherwise aware, that any report required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 was not filed on a timely basis.

                              CERTAIN TRANSACTIONS

       During the last two (2) fiscal years, the Company has not been engaged in transaction(s) with any officers, directors, beneficial holders of more than 5% of its outstanding voting securities and entities with which they were affiliated, EXCEPT as presented below. None of the officers and directors of the Company are currently engaged in businesses competitive to the business of the Company. The Company's transactions with these individuals and entities in the fiscal year most recently ended are described below.

              WITH DIRECTORS AND OFFICERS, AND RELATED PERSONS.

       (A) 1995 STOCK OPTION LOANS - On December 5, 2001 two officers/directors, Messrs. Lerman and Ferraro, and one director, exercised certain stock options to purchase the underlying 3,903,068 shares of common stock; Messrs. Lerman and Ferraro each borrowed $107,150.01 from the Company for such purchase. Such loans are evidenced by Commercial Promissory Notes each dated December 5, 2001 and bear interest at the variable-rate of interest published in The Wall Street Journal, Eastern Edition, under the designation "Money Rates" and shown as the "Prime Rate" or "base rate on corporate loans at large U.S. money-center commercial banks". The entire principal balance plus interest of the notes is due on January 15, 2007; the notes may be prepaid in whole or in part without penalty. The amounts owed under the notes at September 1, 2004 for Mr. Lerman was $48,008, and for Mr. Ferraro was $48,008.

       (B) MARCH 27, 2003 STOCK BONUSES -The Company awarded an aggregate of 195,000 shares ("2003 STOCK BONUS") effective March 27, 2003. The bonuses were valued at a price per share of $0.033 which equaled one-third of the closing price in the over-the-counter market on March 27, 2003. Of the total 195,000 shares, the five directors and one officer of the Company were issued 25,000 shares each, and 45,000 shares were issued to three employees. See "Stock Bonuses"; see "Remuneration of Executive Officers and Directors" and footnote
(1) to the table therein

       (C) JANUARY 14, 2004 STOCK BONUSES - The Company awarded an aggregate of 100,000 shares ("JAN-04 STOCK BONUS") effective January 14, 2004. See "Stock Bonuses"; see "Remuneration of Executive Officers and Directors" and footnote
(1) to the table therein

       (D) FEBRUARY 20, 2004 STOCK BONUSES - The Company awarded an aggregate of 1,050,000 shares ("FEB-04 STOCK BONUS") effective February 20, 2004. See "Stock Bonuses"; see "Remuneration of Executive Officers and Directors" and footnote (1) to the table therein

Thermodynetics, Inc.             Proxy Statement                         Page 10



       (E) LIFE INSURANCE RECEIVABLE WRITE-OFF - In July 2003, the Company cashed-in and terminated two insurance policies receiving approximately $635,000; the net receivable of $102,875 due the Company from the policies was written-off.

       (F) EMPLOYMENT AGREEMENTS - The Company entered into employment agreements with two officers/directors effective April 1, 2004. See "Employment and Other Compensatory Arrangements", and "Remuneration of Executive Officers and Directors" and footnote (1) to the table therein.

       (G) ATTORNEY COMPENSATION - During the fiscal year-ended March 31, 2004, the Company paid one of its attorneys, Kenneth B. Lerman, a total of $107,138 for legal services performed. Mr. Kenneth Lerman is the son of the President-CEO of the Company.


                       ACTIONS TO BE TAKEN AT THE MEETING
                               REVERSE STOCK SPLIT
                                 (PROPOSAL TWO)

To approve the grant of discretionary authority to the Board of Directors (i) to amend the Company's certificate of incorporation to effect a reverse stock split of the Common Stock at a ratio of one-for-five (1:5) of 5 Old Shares for 1 New Share, maintain the same amount of authorized Common Stock at 25 million shares, maintain the same par value of $.01 per share, and determine the effective date of the reverse stock split or (ii) to determine not to proceed with the reverse stock split.

GENERAL

       As of September 2, 2004, the Company's aggregate market capitalization was approximately $7.7 million, there were 19,713,582 shares of Common Stock outstanding and the closing price of the Common Stock on that date was $0.39; the aggregate market value of the 8,416,689 shares of voting stock held by non-affiliates of the Company was approximately $3.3 million. Such prices are based on the last trade price as reported by the NASD OTC Bulletin Board composite feed or other qualified interdealer quotation medium. In order to reduce the number of shares of Common Stock outstanding and proportionately raise the share price, the Board of Directors has unanimously adopted a resolution seeking stockholder approval of an amendment to the Certificate of Incorporation to effect a reverse split of the Common Stock and the grant to the Board of Directors of discretionary authority to implement a reverse stock split by filing the amendment to the Certificate of Incorporation. The ratio of the reverse stock split that the Board of Directors approved and deemed advisable and for which it is seeking stockholder approval of is one-for-five (1:5). Approval of this reverse stock split proposal would give the Board of Directors authority to determine (a) the date of the reverse stock split to take place at any time during a period of twelve months commencing on the date the Company's stockholders approve this proposal or (b) to determine not to proceed with the reverse stock split.

       If the stockholders approve the reverse stock split proposal and the Board of Directors decides to implement the reverse stock split within such twelve-month period, the Company will file an amendment to its then current Certificate of Incorporation with the Secretary of State of the State of Delaware (as described below), which will effect a reverse split of the shares of the Common Stock then issued and outstanding at the specific ratio determined by the Board of Directors. The reverse stock split, if implemented, would not change the number of authorized shares of Common Stock or the $.01 par value per share of the Common Stock. Except for any changes as a result of the treatment of fractional shares as such shall be rounded up to the next share, each stockholder will hold the same percentage of Common Stock, on a fully diluted basis with respect to shares of Common Stock including those underlying options, outstanding immediately after the reverse stock split as such stockholder held immediately prior to the split.

       The Board believes it is in the best interest of the Company to seek authorization from the Company's stockholders for a period of twelve months to approve the reverse stock split proposal.

Thermodynetics, Inc.             Proxy Statement                         Page 11



PURPOSE

       The Company's Common Stock share price rose to a high of $0.55 per share in January 2000. Since that time, market prices for stocks trading in the U.S. markets, and including manufacturing stocks, have generally declined. In order to reduce the number of shares of Common Stock outstanding and thereby attempt to proportionally raise the per share price of Common Stock, the Board of Directors believes that it is in the best interests of the Company's stockholders for the Board of Directors to obtain the authority to implement a reverse stock split.

       The Common Stock is currently quoted on the Nasdaq OTC Bulletin Board and thus is not on a national exchange. Among other requirements, the listing maintenance standards established by the Nasdaq Small Cap Market Exchange requires a company's common stock to have a minimum bid price of at least $4.00 per share. On September 2, 2004, the closing bid price per share for the Common Stock on the over-the-counter market was $0.39, and it has traded under the $1.00 minimum bid price for five years. The flexibility provided by a reverse stock split, as set forth in this proposal will not enable the Company to meet the Nasdaq Small Cap listing standards; further the Company does not qualify for the Nasdaq Small Cap market listing standards as it will not meet the minimum Nasdaq Small Cap Market listing requirements.

       The Board of Directors is seeking stockholder approval for the authority to implement a reverse stock split because it believes that a higher stock price may help generate investor interest in the Company and help the Company attract and retain employees and other service providers. The Board of Directors believes that institutional investors and investment funds are generally reluctant to invest in lower priced stocks. Accordingly, the Board of Directors concluded that reducing the number of outstanding shares of Common Stock might be desirable in order to attempt to support a higher stock price per share based on the Company's current market capitalization; however, as the Company does not qualify for the Nasdaq Small Cap market, there is no expectation of attracting interest from any institutional investors or investment funds. In addition, the Board of Directors considered that the Common Stock might not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. The Company's securities are not expected to be traded on any exchange or on the Nasdaq Small Cap System and the Company's securities are expected to continue to be subject to various penny stock disclosure rules which may have the effect of it continuing to be difficult for stockholders to sell their Common Stock. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks.

       The Board of Directors believes that stockholder approval of the 1-for-five (1:5) ratio will achieve the purposes of the reverse stock split. If the stockholders approve the reverse stock split proposal, the reverse stock split will be effected, if at all, only upon a determination by the Board of Directors that the reverse stock split is in the best interests of the Company and its stockholders at that time. In connection with any determination to effect a reverse stock split, the Board of Directors will set the timing for such a split. The determination will be made by the Board of Directors in its effort to create greater marketability of the Common Stock based on prevailing market conditions at that time as the case may be. Because of the volatility of the market prices of its Common Stock in recent months, it is not possible at this point to specify a date that the Board of Directors would consider the reverse split to be in the Company's best interest. No further action on the part of stockholders will be required either to implement or abandon the reverse stock split. If the Board of Directors determines not to proceed with a reverse stock split within twelve months after receiving stockholder approval of the reverse stock split, the authority granted in this proposal to implement a reverse stock split on these terms will terminate. The Board of Directors reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the split is no longer in the best interests of the Company and its stockholders.

CERTAIN RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT

THERE CAN BE NO ASSURANCE THAT THE TOTAL MARKET CAPITALIZATION OF THE COMMON STOCK AFTER THE PROPOSED REVERSE STOCK SPLIT WILL BE EQUAL TO OR GREATER THAN THE TOTAL MARKET CAPITALIZATION BEFORE THE PROPOSED REVERSE STOCK SPLIT OR THAT THE PER SHARE MARKET PRICE OF THE COMMON STOCK FOLLOWING THE REVERSE STOCK SPLIT WILL EITHER EXCEED OR REMAIN HIGHER THAN THE CURRENT PER SHARE MARKET PRICE.

Thermodynetics, Inc.             Proxy Statement                         Page 12



       There can be no assurance that the market price per new share of Common Stock (the "NEW Shares") after the reverse stock split will rise or remain constant in proportion to the reduction in the number of old shares of Common Stock (the "OLD SHARES") outstanding before the reverse stock split. For example, based on a market price of the Common Stock of $0.39 per share (which was the last trade price on September 2, 2004), if the Board of Directors decided to implement the reverse stock split and selects a reverse stock split ratio of one-for-five (1:5), there can be no assurance that the post-split market price of the Common Stock would be $1.95 per share or greater.

       Accordingly, the total market capitalization of the Common Stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of Common Stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split. In no event should the post-split estimated price be regarded as an indication of any future market price of the Common Stock.

THERE CAN BE NO EXPECTATION THAT THE REVERSE STOCK SPLIT WILL RESULT IN A PER-SHARE PRICE THAT WILL ATTRACT INSTITUTIONAL INVESTORS AND BROKERS.

       While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors and brokers. The Common Stock may continue to be subject to various penny stock broker solicitation rules which may have the effect of continuing to restrict brokers from soliciting transactions through "cold calls" to sell the Common Stock.

THERE CAN BE NO ASSURANCE THAT THE REVERSE STOCK SPLIT WILL RESULT IN A PER-SHARE PRICE THAT WILL INCREASE THE COMPANY'S ABILITY TO ATTRACT AND RETAIN EMPLOYEES.

       While the Board of Directors believes that a higher stock price may help the Company attract and retain employees who are less likely to work for a company with a low stock price, there can be no assurance that the reverse stock split will result in a per share price that will increase the Company's ability to attract and retain employees.

THERE CAN BE NO ASSURANCE THAT AFTER THE REVERSE STOCK SPLIT THE PER-SHARE PRICE OF THE COMPANY'S STOCK PRICE WILL EVER SATISFY THE NASDAQ INITIAL LISTING REQUIREMENT OF $4 PER SHARE.

       The Board of Directors does not expect the Company to qualify to be listed on the Nasdaq Small Cap National Market Exchange at any time in the near future, and may never qualify.

A DECLINE IN THE MARKET PRICE FOR THE COMMON STOCK AFTER THE REVERSE STOCK SPLIT MAY RESULT IN A GREATER PERCENTAGE DECLINE THAN WOULD OCCUR IN THE ABSENCE OF A REVERSE STOCK SPLIT, AND THE LIQUIDITY OF THE COMMON STOCK COULD BE ADVERSELY AFFECTED FOLLOWING A REVERSE STOCK SPLIT.

       The market price of the Common Stock should be based on the Company's performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company's common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the reduced number of shares that would be outstanding after the reverse stock split could adversely affect the liquidity of the Common Stock.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

       CORPORATE MATTERS. If approved and effected, the reverse stock split would have the following effects:

Thermodynetics, Inc.             Proxy Statement                         Page 13



o The proposed reverse stock split ratio is five Old Shares owned by a stockholder in exchange for one New Share. To illustrate, a shareholder who currently holds 100 shares of Common Stock would exchange those 100 Old Shares for 20 New Shares in a one-for-five (1:5) reverse split;

o The number of shares of Common Stock issued and outstanding will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors;

o Proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options entitling the holders thereof to purchase shares of Common Stock, which will result in approximately the same aggregate price being required to be paid for such options upon exercise of such options immediately preceding the reverse stock split;

o The number of shares reserved for issuance under the Stock Incentive Plans will be reduced proportionately based on the reverse stock split ratio.

If approved and effected, the reverse stock split will be effected simultaneously for all of the Common Stock. The reverse stock split will affect all of the Company's stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of the Company's stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to one extra share as all fractional shares shall be rounded up. Such extra shares may nominally increase the proportionate holding of certain stockholders to the extent there are stockholders presently holding shares not in an increment of five. This, however, is not the purpose for which the Company is effecting the reverse stock split. Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

       FRACTIONAL SHARES. No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the number selected by the Board of Directors for the reverse stock split ratio will be entitled, upon surrender of certificate(s) representing such shares, to one extra share as all fractional shares shall be rounded up. Such extra shares may nominally increase the proportionate holding of certain stockholders to the extent there are stockholders presently holding shares not in an increment of five.

       If approved and effected, the reverse stock split will result in some stockholders owning "odd lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

       AUTHORIZED SHARES. Upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of Common Stock issued and outstanding based on the reverse stock split ratio selected by the Board of Directors. The Company currently has 25,000,000 shares of Common Stock authorized and 19,713,582 shares of Common Stock issued and outstanding. If the reverse stock split is implemented, there will continue to be 25,000,000 shares of Common Stock authorized. Authorized but unissued shares will be available for issuance, and the Company may issue such shares in financings or otherwise. If the Company issues additional shares, the ownership interest of holders of Common Stock may also be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of the Common Stock. In order to reduce the number of authorized shares of capital stock, the Board of Directors would be required to seek the approval of the Company's stockholders to amend the Certificate of Incorporation.

       EFFECTS AT ILLUSTRATIVE RATIOS. The following table illustrates the aggregate effect of a reverse split, at illustrative levels of one-for-five (1:5) on the numbers of common shares outstanding, on the numbers of common shares issuable on exercise or conversion of exercisable or convertible securities, and on the number of authorized but unissued and unreserved shares that would be available for issuance. The calculations do not include potential increases for rounding up. For purposes of the row entitled "Shares issuable upon exercise or conversion of all exercisable and convertible securities," this table assumes full payment of any option exercise price, if any options were outstanding.

Thermodynetics, Inc.             Proxy Statement                         Page 14



                                                         BEFORE       EFFECT OF
                                                         REVERSE       5 FOR 1
                                                          STOCK        REVERSE
                                                          SPLIT      STOCK SPLIT
                                                        ----------   -----------
Issued and outstanding shares.                          19,713,582     3,942,717

Shares issuable upon exercise or conversion of all
   outstanding exercisable and convertible securities.           0             0

Authorized, but unissued shares available for issuance.  5,286,418    21,057,283

       ACCOUNTING MATTERS. The reverse stock split will not affect the par value of the Common Stock. As a result, as of the effective time of the reverse stock split, the stated capital on the Company's balance sheet attributable to the Common Stock will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of the Common Stock will be restated because there will be fewer shares of Common Stock outstanding.

       POTENTIAL ANTI-TAKEOVER EFFECT. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. The Company's officers and directors have the right to vote an aggregate of fifty-seven and three-tenths of one percent (57.3%) of all shares of the Company which are outstanding and entitled to be voted, if they elect to vote as a group. Thus, any anti-takeover provision would not be a necessity, and is not a purpose of the reverse split.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

       If the stockholders approve the proposal to authorize the Board of Directors to implement the reverse stock split and the Board of Directors decides to implement the reverse stock split, the Company will file an Amendment to the Certificate of Incorporation ("AMENDMENT TO CERTIFICATE OF INCORPORATION") with the Secretary of State of the State of Delaware to amend its existing Certificate of Incorporation. The reverse stock split will become effective at the time specified in the Amendment to Certificate of Incorporation, which is referred to below as the "effective time." Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares. The text of the Amendment to Certificate of Incorporation to effect the reverse stock split, if implemented by the Board of Directors, would be in substantially the form attached hereto as ATTACHMENT A; provided, however, that the text of the form of Amendment to Certificate of Incorporation attached hereto is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the reverse stock split, including the insertion of the effective time and the applicable reverse stock split ratio determined by the Board of Directors.

       As soon as practicable after the effective time, stockholders will be notified that the reverse stock split has been effected. The Company expects that its transfer agent, Continental Stock Transfer & Trust Co., will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged

Thermodynetics, Inc.             Proxy Statement                         Page 15



for New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

NO DISSENTERS' RIGHTS

       Under the Delaware General Corporation Law, the Company's stockholders are not entitled to dissenters' rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

       The following is a summary of certain material federal income tax consequences of the reverse stock split. The summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (I.E., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.

       Other than the rounding up for fractional shares discussed herein, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. In general, stockholders who receive one full share in exchange for their fractional share interests in the New Shares as a result of the reverse stock split will recognize a nominal gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

       The Company's view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION AND THE GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT.

LEGAL PROCEEDINGS

       There are no material legal proceedings known or threatened against the Company.

INFORMATION CONCERNING INDEPENDENT PUBLIC AUDITORS

       The firm of Mahoney Sabol & Company, LLP, certified public accountants, 95 Glastonbury Boulevard, Glastonbury, Connecticut 06033, audited the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended March 31, 2004. Mahoney Sabol & Company, LLP was first appointed to serve as the Company's auditors and principal accountant on November 30, 2000. Representatives of such firm are not expected to be present at the Annual Meeting of Stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

AUDIT FEES - Fees for the professional audit services rendered by Mahoney, Sabol & Co., LLP for the audit of the

Thermodynetics, Inc.             Proxy Statement                         Page 16



Company's annual financial statements for the years ended March 31, 2004 and 2003 equaled $54,000, and $27,000, respectively.

AUDIT-RELATED FEES - Fees for the review of the financial statements included in our quarterly reports for the fiscal years ended March 31, 2004 and 2003 equaled $10,500, and $10,500, respectively.

TAX FEES - Fees for tax preparation services for the fiscal years ended March 31, 2004 and 2003 equaled $7,000, and $5,000, respectively.

ALL OTHER FEES - All other fees for professional services rendered by Mahoney, Sabol & Co., LLP consisting of accounting services in connection with the acquisition of Vulcan Industries, Inc. in August, 2003, and other non-audit fees for the fiscal years ended March 31, 2004 and 2003 equaled, in the aggregate, $7,500, and $1,800, respectively.

The Company evaluated whether providing non-audit services by Mahoney, Sabol & Co., LLP for the fiscal year ended March 31, 2004 is compatible with maintaining the principal accountant's independence.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

       Under current rules of the Securities and Exchange Commission, stockholders wishing to submit proposals for inclusion in the Proxy Statement of the Board of directors for the 2003 fiscal year end Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at 651 Day Hill Road, Windsor, Connecticut 06095 on or before July 1, 2005.

FORM 10-KSB ANNUAL REPORT

       A copy of the Company's Annual Report on Form 10-KSB for the year ended March 31, 2004 as filed with the Securities and Exchange Commission may be obtained by any stockholder entitled to vote at the November 9, 2004 Annual Meeting of Stockholders by addressing a written request to the Secretary, Thermodynetics, Inc., 651 Day Hill Road, Windsor, Connecticut 06095.


                                  OTHER MATTERS

       Management does not know of any other matters which are likely to be brought before the Meeting. However, in the event that any other matters properly come before the Meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on said matters.

                                           By Order of the Board of Directors

                                           THERMODYNETICS, INC.


                                           Robert A. Lerman
                                             PRESIDENT & CEO

Windsor, Connecticut 06095
September ______ , 2004

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                              THERMODYNETICS, INC.

       Pursuant to the provisions of Section 242 of the General Corporation Law of Delaware:

       THE UNDERSIGNED, being a duly appointed officer of THERMODYNETICS, INC. (the "CORPORATION"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law of the State of Delaware (the "DGCL"), for the purpose of amending the Corporation's Certificate of Incorporation, as amended to the date hereof (the "CERTIFICATE OF INCORPORATION") filed pursuant to Section 102 of the DGCL, hereby certifies, pursuant to Sections 242 and 103 of the DGCL, as follows:

       FIRST:  The  amendments   effected  hereby  have  been  duly  adopted  in
accordance with the provisions of Section 242 of the DGCL.

       SECOND:   That  ARTICLE  FOURTH  of  the  Corporation's   Certificate  of
Incorporation is hereby amended in its entirety to read as follows:

              A. CLASSES OF STOCK. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 25,000,000 shares, consisting of 25,000,000 shares of Common Stock, par value $.01 per share ("COMMON STOCK"), and no shares of Preferred Stock ("PREFERRED STOCK"). Upon this Certificate of Amendment to Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "EFFECTIVE TIME"), every five (5) shares of the Corporation's Common Stock, par value $.01 per share (the "OLD COMMON STOCK"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one share of Common Stock, $.01 per share, of the Corporation (the "NEW COMMON STOCK"), subject to the treatment of fractional share interests described below.

              Following  the  Effective  Time,  each holder of Old Common  Stock shall be entitled to receive upon surrender of such holder's certificate(s) representing Old Common Stock (whether one or more, "OLD CERTIFICATES") for cancellation pursuant to procedures adopted by the Corporation, a certificate(s) representing the number of whole shares of New Common Stock (whether one or more, "NEW CERTIFICATES") into which and for which the shares of Old Common Stock formerly represented by Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates and, where applicable, cash in lieu of fractional shares, as provided below.

              No fractional shares of Common Stock of the Corporation shall be issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. A holder of Old Certificates at the Effective Time who would otherwise be entitled to the rounding up of the fraction of a share of New Common Stock shall, in lieu thereof, be entitled to receive one full share for the fraction to which the stockholder would otherwise be entitled.

IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Amendment this _____ day of _________, 200____ and affirms the statements contained herein as true under penalty of perjury.


                                       THERMODYNETICS, INC.

                                       By:
                                           -------------------------------------
                                            Name:
                                            Title:


ATTESTED:


-----------------------------------
Name:
Title:

PROXY     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS      PROXY

                   PLEASE SIGN AND RETURN THIS PROXY PROMPTLY

                              THERMODYNETICS, INC.

                ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 9, 2004

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints John F. Ferraro and Robert A. Lerman, or any one of them acting in the absence of the other, as attorneys and proxies of the undersigned with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Thermodynetics, Inc., a Delaware corporation, to be held at the Company's principal offices at 651 Day Hill Road, Windsor, Connecticut 06095 at 9:30 A.M. (EST) on Tuesday, November 9, 2004 and at any adjournments thereof, and to vote all shares of stock of said Company standing in the name of the undersigned with all the powers which the undersigned would possess if personally present at such meeting. The undersigned directs that this Proxy be voted as follows:

1.       To elect five (5) directors (Proposal One).

         Nominees: Robert A. Lerman, John F. Ferraro, Anthony C. Mirabella, John
         J. Hughes, Fred H. Samuelson

         FOR ALL [     ]        FOR ALL, EXCEPT    [     ]

         AGAINST ALL [     ]    LIST OF NOMINEES AGAINST: ______________________

2. To approve the grant of discretionary authority to the Board of Directors (i) to amend the Company's certificate of incorporation to effect a reverse stock split of the Common Stock at a ratio of one-for-five (1:5) of 5 Old Shares for 1 New Share, maintain the same amount of authorized Common Stock at 25 million shares, maintain the same par value of $.01 per share, and determine the effective date of the reverse stock split or (ii) to determine not to proceed with the reverse stock split (Proposal Two).

         AUTHORITY GRANTED [     ]    AUTHORITY WITHHELD    [     ]

3. In their discretion, on all other matters that may properly come before the meeting.

         AUTHORITY GRANTED [     ]    AUTHORITY WITHHELD    [     ]
                                      (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

         THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE GIVEN FOR ANY ITEM, THIS PROXY WILL BE VOTED FOR THAT ITEM. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING. STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE.

                                 Dated:                                     2004
                                       -------------------------------------

                                 -----------------------------------------------

                                 -----------------------------------------------
                                             (Signature of Stockholder)
                                 Please  sign  exactly  as name  appears on this
                                 Proxy. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating the title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership's name by an authorized person.

                   PLEASE SIGN AND RETURN THIS PROXY PROMPTLY
        NO POSTAGE IS REQUIRED IF RETURNED IN THE ENCLOSED ENVELOPE AND
                          MAILED IN THE UNITED STATES
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS